EXHIBIT 99.1

AMENDMENT NO. 1 TO EQUITY DISTRIBUTION AGREEMENT

May 19, 2010

This Amendment No. 1 (this “Amendment”) to the Equity Distribution Agreement, dated as of March 1, 2010 (the “Agreement”), between Zions Bancorporation, a Utah corporation (the “Company”), and Goldman, Sachs & Co., as sales agent and/or principal (the “Manager”, and together with the Company, the “Parties”), is entered into on and as of May 19, 2010. Capitalized terms used and not defined in this Amendment have the meanings ascribed thereto in the Agreement.

WHEREAS, the Parties entered into the Agreement in connection with the offering from time to time by the Company of the shares (the “Shares”) of the Company’s common stock, no par value;

WHEREAS, the Company and Deutsche Bank Securities Inc. (the “Joint Manager”) also entered into an equity distribution agreement, dated as of March 1, 2010 (the “Additional Equity Distribution Agreement”), in connection with the offering from time to time by the Company of the Shares;

WHEREAS, the aggregate offering price of Shares to be sold pursuant to the Agreement and the Additional Equity Distribution Agreement was $250,000,000;

WHEREAS, the Parties wish to increase the aggregate offering price of Shares that can be sold pursuant to the Agreement and the Additional Equity Distribution Agreement and amend certain terms of the Agreement; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

Section 1. Amendments to Agreement.

(a) The first sentence of the preamble paragraph of the Agreement is hereby amended such that the amount “$250,000,000” is replaced with the amount “$425,000,000”.

(b) Section 1(a) of the Agreement is hereby amended such that the words “the prospectus supplement specifically relating to the Shares prepared and filed with the Commission pursuant to Rule 424(b) under the Act and in accordance with Section 6(a) hereof is hereinafter called the “Prospectus Supplement”” are replaced with the words “the prospectus supplement specifically relating to the Shares prepared and filed with the Commission pursuant to Rule 424(b) under the Act and in accordance with Section 6(a) hereof on March 1, 2010, the prospectus supplement specifically relating to the Shares prepared and filed with the Commission pursuant to Rule 424(b) under the Act and in accordance with Section 3(i) hereof on May 10, 2010 and the prospectus supplement specifically relating to the Shares prepared and filed with the Commission pursuant to Rule 424(b) under the Act on May 19, 2010 are collectively hereinafter called the “Prospectus Supplement””.

(c) Section 6(a) of the Agreement is hereby amended such that (i) the first three words of the first sentence thereof, “The Prospectus Supplement”, are replaced with the words “A prospectus supplement” and (ii) the words “on or prior to the date of Amendment No. 1 to this Agreement, dated as of May 19, 2010, between the Company and the Manager, and” are inserted between the words “on or prior to the date hereof and” and “in accordance with Section 3(a) hereof”.

Section 2. Effectiveness. This Amendment shall be effective as of the date hereof for all future offers and sales under the Agreement.

Section 3. Representations and Warranties. The Company represents to the Manager that it has duly authorized, executed and delivered this Amendment.

Section 4. Continuing Effect. Except as expressly amended by this Amendment, the Agreement remains in full force and effect in accordance with its respective terms and is hereby in all respects ratified and confirmed.

Section 5. References to Agreements.

(a) All references to the Agreement in the Agreement, the Additional Equity Distribution Agreement or in any other document executed or delivered in connection therewith, shall, from the date hereof, be deemed a reference to the Agreement as amended hereby.

(b) All references to the Additional Equity Distribution Agreement in the Agreement shall from the date hereof, be deemed a reference to the Additional Equity Distribution Agreement as amended on the date hereof.

Section 6. Governing Law. This Amendment shall be governed by and construed in accordance with the law governing the Agreement.

Section 7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which together shall constitute one and the same document.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date first above written.

ZIONS BANCORPORATION

By:	/s/ W. David Hemingway
Name: W. David Hemingway Title: Executive Vice President – Capital Markets and Investments

GOLDMAN, SACHS & CO.

/s/ GOLDMAN, SACHS & CO.
(Goldman, Sachs & Co.)